UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2013

Arch Coal, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13105	43-0921172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

CityPlace One

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code:  (314) 994-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Amendment to Senior Secured Credit Facility

On December 17, 2013, Arch Coal, Inc. (the “Company”) and certain wholly owned domestic subsidiaries of the Company named therein (collectively, the “Loan Guarantors”) entered into an Amendment No. 4 to Credit Agreement, dated as of December 17, 2013 (the “Fourth Amendment”), amending that certain Credit Agreement, dated as of June 14, 2011 (as amended to date, the “Credit Agreement”), by and among the Company, as borrower, the Loan Guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as Administrative Agent.  The Fourth Amendment amended the Credit Agreement to, among other things, eliminate certain financial covenants under the Credit Agreement, increase the amount of the Company’s term loan facility from $1.63 billion to $1.93 billion by adding an incremental $300 million Term Loan B and reduce the aggregate credit commitments under the Company’s revolving credit facility from $350 million to $250 million.

The Fourth Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K, and this description of the material terms of the Fourth Amendment is qualified in its entirety by reference to such exhibits, which are incorporated herein by reference.

Indenture

On December 17, 2013, the Company, certain wholly owned domestic subsidiaries of the Company named therein (collectively, the “Note Guarantors”), UMB Bank National Association, as trustee (the “Trustee”), and UMB Bank National Association, as collateral agent, entered into an Indenture, dated as of December 17, 2013 (the “Indenture”), pursuant to which the Company issued $350.0 million aggregate principal amount of 8.000% Senior Secured Second Lien Notes due 2019 (the “2019 Notes”).  The 2019 Notes will mature on January 15, 2019, and interest is payable on the Notes on January 15 and July 15 of each year, commencing July 15, 2014.  The Company’s obligations with respect to the 2019 Notes are guaranteed by the Note Guarantors.  The 2019 Notes are secured on a second priority basis, subject to certain exceptions and certain permitted liens, by the assets of the Company and the Note Guarantors that secure the Company’s senior secured credit facility on a first priority basis.

At any time prior to January 15, 2016, the Company may redeem up to 35% of the aggregate principal amount of the 2019 Notes with the net proceeds from certain equity offerings.  The Company may redeem some or all of the 2019 Notes prior to January 15, 2019 at the make-whole prices set forth in the Indenture.  On and after January 15, 2019, the Company may redeem some or all of the 2019 Notes for cash at redemption prices set forth in the Indenture.  If the Company experiences specific kinds of changes in control, holders of the 2019 Notes will have the right to require the Company to repurchase their 2019 Notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture limits the ability of the Company and its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) incur more debt; (ii) pay dividends and make distributions or repurchase stock; (iii) make investments; (iv) create liens; (v) sell assets; (vi) enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to the Company; (vii) engage in transactions with affiliates; and (viii) merge or consolidate or transfer and sell assets.

The Indenture provides for customary events of default, including (i) failure to make the payment of any interest on the 2019 Notes when the same becomes due and payable, with such failure continuing for 30 days; (ii) failure to make the payment of any principal or premium, if any, on any of the 2019 Notes when the same becomes due and payable; (iii) failure to comply with certain covenants or agreements in the 2019 Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) a default by the Company or any Restricted Subsidiary under their respective debt obligations that results in acceleration of the maturity of such debt, or failure to pay any such debt at maturity, in an aggregate amount greater than $100.0 million; (v) the rendering of any final judgment or judgments against the Company or any Restricted Subsidiary for the payment of money in an aggregate amount in excess of $100.0 million, to the extent not paid or covered by insurance, that is not waived, satisfied, stayed or discharged for any period of 60 consecutive days after the right to appeal has expired; (vi) certain events involving bankruptcy, insolvency or reorganization of the Company or certain of its subsidiaries; and (vii) any guarantee of the 2019 Notes is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason (other than in accordance with the provisions of the Indenture) to be in full force and effect.  If an event of default (other than certain bankruptcy or insolvency matters) occurs and is continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the 2019 Notes then outstanding may declare to be immediately due and payable the principal amount of all the 2019 Notes then outstanding, plus accrued but unpaid interest.  In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all the 2019 Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the 2019 Notes.

The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K, and this description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 7.01                                           Regulation FD.

On December 17, 2013, the Company accepted for purchase an aggregate of approximately $438 million aggregate principal amount of its 8.750% Senior Notes due 2016 (the “2016 Notes”) in an initial settlement pursuant to the terms of its previously announced tender offer (the “Tender Offer”).  The Tender Offer will expire at 11:59 p.m., New York City time, on December 30, 2013, unless extended.  The terms and conditions of the Tender Offer are described in an Offer to Purchase and Consent Solicitation Statement, dated December 2, 2013 (the “Statement”), and a related Consent and Letter of Transmittal, which have been sent to holders of 2016 Notes.  The Company’s obligations to accept any 2016 Notes tendered and to pay the applicable consideration for them are set forth solely in the Statement and the related Consent and Letter of Transmittal.  This Current Report on Form 8-K is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consents with respect to any securities.  The Tender Offer is made only by, and pursuant to the terms of, the Statement and the related Consent and Letter of Transmittal, and the information in this Current Report on Form 8-K is qualified by reference thereto.  The Company is not making any recommendation in connection with the Tender Offer.

On December 17, 2013, the Company also called for redemption all 2016 Notes that remain outstanding following completion of the Tender Offer.  The redemption date for the 2016 Notes is December 31, 2013.  Pursuant to the terms of the indenture governing the 2016 Notes, holders of 2016 Notes will receive a redemption price of 104.375% of the principal amount of the redeemed 2016 Notes, plus accrued and unpaid interest up to, but not including, the redemption date.  The information contained in this Current Report on Form 8-K shall not constitute a notice of redemption of the 2016 Notes.  The redemption is being made only by, and pursuant to the terms of, a formal notice of redemption, dated December 17, 2013, which has been delivered to the holders of 2016 Notes.

On December 17, 2013, the Company issued a press release titled “Arch Coal, Inc. Announces Completion of Financing Transactions.”  A copy of this press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are attached hereto and furnished herewith.

Exhibit No.	Description

4.1

Indenture, dated as of December 17, 2013, among Arch Coal, Inc., the subsidiary guarantors named therein, UMB Bank National Association, as trustee, and UMB Bank National Association, as collateral agent.

4.2	Form of 8.000% Senior Secured Second Lien Notes due 2019 (included in Exhibit 4.1).

10.1

Amendment No. 4 to Credit Agreement, dated as of December 17, 2013, among Arch Coal, Inc., as Borrower, certain subsidiaries of Arch Coal, Inc., as Guarantors, the Lenders party thereto, Bank of America, N.A., as Term

Loan Administrative Agent, and PNC Bank, National Association, as Revolver Administrative Agent.

99.1	Press Release dated December 17, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2013	Arch Coal, Inc.

	By:	/s/ Robert G. Jones
Robert G. Jones
Senior Vice President — Law, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

4.1

Indenture, dated as of December 17, 2013, among Arch Coal, Inc., the subsidiary guarantors named therein, UMB Bank National Association, as trustee, and UMB Bank National Association, as collateral agent.

4.2	Form of 8.000% Senior Secured Second Lien Notes due 2019 (included in Exhibit 4.1).

10.1

Amendment No. 4 to Credit Agreement, dated as of December 17, 2013, among Arch Coal, Inc., as Borrower, certain subsidiaries of Arch Coal, Inc., as Guarantors, the Lenders party thereto, Bank of America, N.A., as Term Loan Administrative Agent, and PNC Bank, National Association, as Revolver Administrative Agent.

99.1	Press Release dated December 17, 2013.